UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2016

VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-3676 (Commission File Number)	54-0649263 (IRS Employer Identification Number)

6348 Walker Lane
Alexandria, VA	22310
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VSE CORPORATION

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

      On December 14, 2016 VSE Corporation (the "Company") and its chief executive officer, president and chief operating officer, Maurice A. Gauthier, entered into an agreement amending the amended and restated employment agreement, dated as of December 6, 2013, between the Company and Mr. Gauthier.  Pursuant to the amendment agreement Mr. Gauthier will continue to serve as the Company's chief executive officer, president and chief operating officer until March 31, 2019, unless the employment agreement, as amended, is terminated earlier. The amendment agreement also provides that effective January 1, 2017, Mr. Gauthier's annual base salary will be $780,000, subject to annual review by the Company's Compensation Committee and  Board of Directors.  A copy of the amendment agreement, which qualifies this summary, is included with this report as an Exhibit.  A copy of the above-referenced amended and restated employment agreement was included as an Exhibit to the Company's report on Form 10-Q for the quarter ended March 31, 2016 as filed with the Securities and Exchange Commission on April 29, 2016.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number

    10.1    Amendment Agreement, dated as of December 14, 2016, by and between VSE Corporation and Maurice A. Gauthier

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: December 16, 2016	/s/ Thomas M. Kiernan
Thomas M. Kiernan
Vice President, General Counsel and Secretary